Exhibit 99.2

COMMUNICATION TO EXECUTIVES

Overview

Penske Automotive Group, Inc. (the “Company” or “Penske Automotive Group”) today announced that it has entered into an agreement to be taken private by Penske Corporation and Mitsui & Co., Ltd. Upon completion of the transaction, Penske Automotive Group will become a privately held company.

Penske Corporation and Mitsui will both increase their ownership of Penske Automotive Group and Penske Corporation will continue to be the controlling shareholder upon closing of the transaction. We anticipate the post-closing equity ownership of the Company to be held, directly or indirectly, approximately 64% by Penske Corporation and approximately 36% by Mitsui.

We anticipate the transaction will close in the first quarter of 2027, subject to certain approvals and conditions, including receipt of certain regulatory approvals and shareholder approvals.

Your Role

As senior leaders of our company, you will play an important role in ensuring your team members and other stakeholders understand what’s happening and what it means for them. We are providing you with the following materials to assist you in conversations with your team and help answer questions you may receive:

Talking points (below) to guide your conversations with your teams; and FAQs (below) for you to use in conversations with your teams.

Communications Guidelines

As you familiarize yourself with these communications materials, please keep in mind:

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Stay on message. All communications have been reviewed by the legal team and it is important that our communications regarding this announcement are consistent. Please adhere to the messaging in this document. Do not create any new materials or alter these materials in any way, including by offering personal opinions.

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Be positive and forward-looking. Your teams will look to you for guidance and context. How you discuss this announcement will affect how your teams respond. Please stay positive and forward-looking and encourage your teams to do the same.

●	Support your team. In the days ahead, please make yourself available to discuss the announcement and answer your team’s questions to the extent you are able.

●	We are operating as usual. Please remind your teams that nothing is changing today. As always, our focus should be on serving our internal and external customers and other stakeholders.

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Don’t speculate. To the extent you receive questions that cannot be answered with the materials provided, please do not speculate. Instead respond, “That’s a great question, let me get back to you on that as soon as I can.” Please then escalate these inquiries to Tony Pordon.

If you receive any inquiries from the media or investors, please ensure that you and your teams immediately forward inquiries to ir@penskeautomotive.com.

FAQ

What was announced?

●	Penske Automotive Group, Inc. (the “Company” or “Penske Automotive Group”) announced that it has entered into an agreement to be taken private by Penske Corporation and Mitsui & Co., Ltd. (“Mitsui”).

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In the transaction, each share of Penske Automotive Group common stock not owned by Penske Corporation or Mitsui, or certain of their respective affiliates, will be converted into $212.00 per share in cash, subject to limited exceptions set forth in the merger agreement.  Upon completion of the transaction, Penske Automotive Group will become a privately held company.

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Penske Corporation and Mitsui will both increase their ownership of Penske Automotive Group and Penske Corporation will continue to be the controlling shareholder upon closing of the transaction. We anticipate the post-closing equity ownership of the Company to be held, directly or indirectly, approximately 64% by Penske Corporation and approximately 36% by Mitsui.

●	We anticipate the transaction will close in the first quarter of 2027, subject to certain approvals and conditions, including receipt of certain regulatory approvals and shareholder approvals.

What role will Mitsui have moving forward?

●	Mitsui made its first investment in Penske Automotive Group in 2001 and is currently the Company’s second largest shareholder.

●	Mitsui has been an important partner as Penske Automotive Group has focused on growing its business, particularly in our international markets.

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Following the closing, Mitsui will continue to play an important role in our future, contributing perspectives and expertise that help strengthen our business and growth opportunities.  Mitsui will continue to have representation on the Company’s Board of Directors following closing, and we will continue ongoing collaboration with Mitsui employees across various areas of the business.

Why is Penske Automotive Group going private?

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This is not a takeover of Penske Automotive Group. Penske Corporation and Mitsui will both increase their ownership of Penske Automotive Group and Penske Corporation will continue to be the controlling shareholder upon closing of the transaction.

●	As a private company post-closing, we believe we will have greater flexibility in how we invest our resources and balance short- and long-term priorities.

●	What won’t change are our values, our culture, and our commitment to deliver excellence to our customers.

Does this announcement have any impact on how we run the business?

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No. Penske Corporation will increase its existing ownership in Penske Automotive Group upon the closing and will continue to be the Company’s controlling shareholder. Our day-to-day operations and management remain unchanged, and our teams remain focused on serving our customers and our OEM partners.

Will this change my supervisor or job responsibilities?

●	Until the transaction closes, nothing changes. It’s business as usual, and we remain a public company.

●	Following close, we do not expect the transaction to impact the day-to-day roles or responsibilities for the vast majority of our employees.

Will there be any changes to employee salaries, compensation, or benefits as a result of this transaction?

●	Our people are our greatest asset, and we know that a competitive compensation program is critical to our success.

What will happen to the shares of my unvested stock and my equity awards?

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Unvested shares of restricted stock will automatically vest at the closing. Each share will then be cancelled and exchanged for cash of $212.00 per share plus any declared but unpaid dividends without interest.

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For our international employees with Restricted Stock Units (“RSUs”), each unvested RSU will automatically vest at closing. Each unit will then be cancelled and converted into a cash payment equal to $212.00 per unit plus any applicable dividend equivalent rights, including in respect of any declared but unpaid dividends, without interest.

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You will receive a separate notification if you hold shares of Penske Automotive Group common stock through the Penske Automotive Group Employee Stock Ownership 401(k) Plan. Your shares will also receive $212.00 per share in cash consideration that may be re-allocated to different investment options within the plan.

●	All payments are subject to applicable tax withholding. You should consult your personal tax advisors regarding the specific tax treatment applicable to your awards.

Can I sell my shares? When will the trading window open?

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At this stage, if you are a holder of restricted stock, or otherwise subject to our trading blackout window, the trading window will remain closed until further notice. If you have further questions, please feel free to reach out to our General Counsel, Shane Spradlin.

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Upon closing, shares of Penske Automotive Group common stock held by employees generally will be cancelled and converted into the right to receive the per share merger consideration of $212.00 in cash, without interest.

What happens next?

●	It is important to note that until the transaction closes, it’s business as usual and we remain a public company.

●	We anticipate the transaction will close in the first quarter of 2027, subject to certain approvals and conditions, including receipt of certain regulatory approvals and shareholder approvals.

●	Once the transaction closes, Penske Automotive Group common stock will no longer be listed on the New York Stock Exchange.

●	As we work through these next steps, we remain a publicly traded company, and this news is not intended to impact our daily operations.

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If customers ask, you can tell them that nothing is changing today and that we believe this transaction is beneficial for Penske Automotive Group and all our shareholders, including our employees, customers, and partners.

Additional Information Regarding the Transaction and Where to Find It

This communication relates to the proposed transaction (the “proposed transaction”) involving the Company and Motown Acquisition Corp. ( “Buyer”) contemplated by the agreement and plan of merger (the “agreement and plan of merger”) by and between the Company and Buyer. In connection with the proposed transaction, the Company intends to file a preliminary proxy statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) relating to a special meeting of shareholders to approve the proposed transaction. The definitive proxy statement (if and when available) will be mailed to the Company’s stockholders seeking their approval of the proposed transaction and other related matters. The Company, Buyer and certain of their affiliates also intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) relating to the proposed transaction. The Company may also file other relevant documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Proxy Statement, Schedule 13E-3, or any other document the Company, Buyer, Penske Corporation or Mitsui may file with the SEC in connection with the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company or any other person or the solicitation of any vote or approval.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO OR INCORPORATED BY REFERENCE THEREIN), THE SCHEDULE 13E-3 (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO OR INCORPORATED BY REFERENCE THEREIN), AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents, including the Proxy Statement, Schedule 13E-3 and any other documents containing important information about the Company and the proposed transaction, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. In addition, shareholders of the Company may obtain free copies of such documents by accessing the Investor Relations portion of the Company’s website at https://investors.penskeautomotive.com/financials/sec-filings.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s definitive proxy statement on Schedule 14A for the 2026 annual meeting of the stockholders of the Company, filed with the SEC on March 20, 2026 (the “Annual Meeting Proxy Statement”), under the sections “Proposal 1 – Election of Directors,” “Executive Officers,” “Executive Compensation,” “Director Compensation” and “Security Ownership of Certain Beneficial Owners and Management,” and other documents subsequently filed by the Company with the SEC. Transactions with related persons (as defined in Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended) are disclosed under the heading titled “Related Party Transactions” in the Annual Meeting Proxy Statement. To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information set forth in the Annual Meeting Proxy Statement, such information has been or will be reflected on the Company’s Statements of Beneficial Ownership on Forms 3 and 4 filed with the SEC. Updated information regarding the identity of participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Proxy Statement regarding the approval of the proposed transaction and other relevant documents to be filed with the SEC, including the Schedule 13E-3, if and when they become available. These documents will be available free of charge as described above.

Cautionary Statement Regarding Forward-Looking Statements

This communication may include statements that are not statements of historical fact, or “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the proposed transaction. In many cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of such terms and other comparable terminology. There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are difficult to predict and are generally outside the Company’s and Buyer’s control, that could cause actual performance or results to differ materially from those expressed in, or implied or projected by, the forward-looking statements.  Such forward-looking statements include, but are not limited to: the ability of Buyer and the Company to complete the transactions contemplated by the agreement and plan of merger, including the parties’ ability to satisfy the conditions set forth in the agreement and plan of merger; statements about the expected timetable for completing the transaction, Buyer’s and the Company’s beliefs and expectations and statements about the benefits sought to be achieved in Buyer’s proposed acquisition of the Company, the potential effects of the acquisition on each of Buyer and the Company; as well as the possibility of any termination of the agreement and plan of merger. These statements are based upon the current beliefs and expectations of Buyer’s and the Company’s management and are subject to significant risks and uncertainties. There can be no guarantees that the conditions to the closing of the proposed transaction will be satisfied on the expected timetable or at all. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements. Risks and uncertainties include, but are not limited to, uncertainties as to the timing of the proposed transaction; the possibility that Buyer’s committed debt financing will not be available; uncertainties as to how many of the Company’s shareholders will vote in favor of the proposed transaction; the possibility that various conditions to the consummation of the proposed transaction may not be satisfied or waived; the ability to obtain necessary regulatory approvals or to obtain them on acceptable terms or within expected timing; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock, credit ratings or operating results; the effects of disruption from the transactions contemplated by the agreement and plan of merger and the impact of the announcement and pendency of the transactions on the Company’s business, including the ability of the Company to attract, retain and hire key personnel and to maintain relationships with customers, suppliers and others with whom the Company does business, employee departures, diversion of management’s time and attention from ordinary course business operations, or certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the risk that there may be unexpected costs, charges or expenses resulting from the proposed transaction; general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; and the impact of tariffs. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, and its other filings made with the SEC. These and other filings made by the Company with the SEC are available at www.sec.gov.

The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law.